Exhibit 10.2

Fixed and Floating Charge

(Incorporating an Equitable
Mortgage of Shares)

Australian Executor Trustees Limited

ABN 84 007 869 794

and

Each entity listed in Schedule 1 of this document

Table of Contents

1	Covenant to pay		4
	1.1	Covenant to pay	4
	1.2	Priority	4
2	Security		4
	2.1	Charge	4
	2.2	Mortgage	4
	2.3	Fixed charges	5
	2.4	Floating charge	6
	2.5	Security assignment	6
	2.6	Conversion of floating charge	6
	2.7	Automatic conversion of floating charge	6
	2.8	Notice of conversion	7
	2.9	Nominated Account, insurance proceeds and Book Debts	7
3	Continuing security		8
4	Further assurance		9
	4.1	General	9
	4.2	Corresponding provisions	9
5	Negative pledge and disposal restrictions		10
6	Representations and warranties		10
	6.1	General representations and warranties	10
	6.2	Repetition of representations and warranties	11
	6.3	Reliance on representations and warranties	11
7	Undertakings		11
	7.1	Term of undertakings	11
	7.2	General undertakings	12
	7.3	Property undertakings	12
	7.4	Collection of Book Debts and other debts	12
	7.5	Title documents	13
	7.6	Voting powers and proceeds	13
	7.7	Registration on default	14
	7.8	Distributions and New Rights	14
	7.9	Register	14
	7.10	Assigned agreements	14
	7.11	Retention of documents	15
8	Attorney		15
	8.1	Appointment	15
	8.2	Powers	15
	8.3	Acknowledgement	15
9	Enforcement and powers of the Chargee		16
	9.1	Exercise of powers generally	16
	9.2	Termination of transactions and payment of prior security holders	16
	9.3	The Chargee’s general powers on default	17
	9.4	Exercise of powers by agent	17
	9.5	Fees charged by the agent	17
10	Status, powers, removal and remuneration of Receiver		17
	10.1	Appointment of a Receiver	17
	10.2	More than one Receiver	17
	10.3	Payment of Receiver	17

	10.4	Notice or lapse of time required	17
	10.5	Receiver as agent	18
	10.6	Powers of Receiver	18
	10.7	Removal of Receiver	20
	10.8	Several Receivers	20
11	Application of moneys		20
	11.1	Order of application	20
	11.2	Application against indebtedness	20
	11.3	Suspense account	21
12	Protection of third parties		21
	12.1	No obligation to enquire	21
	12.2	Receipt conclusive	21
13	Protection of Chargee and Receiver		21
	13.1	No liability	21
	13.2	Possession of Secured Property	21
	13.3	Liability of Chargor	22
14	Costs and expenses		22
	14.1	Enforcement expenses	22
	14.2	Default interest	22
15	Cumulative powers and avoidance of payments		22
	15.1	Cumulative powers	22
	15.2	Amounts avoided	22
	15.3	Discharge conditional	23
16	Ruling off accounts		23
17	Delegation		23
18	Redemption of prior charges		23
19	Prospective liabilities		23
	19.1	Priority amount	23
	19.2	Extending priority amount	24
20	Miscellaneous		24
	20.1	No marshalling	24
	20.2	Covenant to release	24
	20.3	Power to remedy	24
	20.4	Notices	24
	20.5	Governing law	24
	20.6	Amendment	24
	20.7	Further assurance	25
	20.8	Counterparts	25
	20.9	Attorneys	25
21	Interpretation		25
	21.1	Definitions	25
	21.2	Incorporation of facility terms	28
	21.3	Chargee’s limitation of liability	28
	21.4	McLaughlins Financial Services Limited limitation of liability	29
Schedule 1		Chargors	31
Schedule 2		Details of Properties	32
Schedule 3		Present Shares	33
Schedule 4		Notice to Debtor	34

Date	3 October 2007

Parties

Name	Australian Executor Trustees Limited ABN 84 007 869 794 as custodian for the Causeway Australasian Private Debt Opportunities Fund ARSN 125 168 587 (Chargee)

Address	c/- MFS Causeway, Level 5, 56 Pitt Street, Sydney, NSW, 2000

Fax Number	(02) 9252 6201

Attention	Managing Director

Each entity listed in Schedule 1 of this document (each a Chargor, and collectively the Chargors)

Operative Part

1                                         Covenant to pay

1.1                               Covenant to pay

The Chargors as primary obligor covenant with the Chargee that they will on demand pay the Money Owing (free from any deduction, set off or counter-claim) when it is due and payable.

1.2                               Priority

The parties intend that the Charge take priority over all other Security Interests of each Chargor other than any Security Interest mandatorily preferred by law.

2                                         Security

2.1                               Charge

Each Chargor, as beneficial owner of all the Charged Property, charges all of its interest in the Charged Property to the Chargee as security for the due and punctual payment of the Money Owing.

2.2                               Mortgage

Each Chargor mortgages:

(a)                                  all its Present Shares, on the date of this document; and

(b)                                 all its Acquired Shares and New Rights, on the date the Chargor acquires them,

in favour of the Chargee by way of equitable mortgage to secure the punctual payment of the Money Owing.

2.3                               Fixed charges

The Charge is a fixed charge over all the present and future interest of each Chargor in, to and under any of the following forming part of the Charged Property:

(a)           all freehold and leasehold property (including the property specified in Schedule 2) together with all buildings and fixtures (including trade fixtures) on that property, all proceeds of sale derived therefrom and the benefit of all warranties and covenants given in respect thereof and all rights and licences to enter upon or use land and the benefit of all other agreements relating to land;

(b)           all the Subsidiary Shares and Investments and all corresponding Distributions;

(c)           all plant, machinery, vehicles, computers, office and other equipment and the benefit of all contracts, licences and warranties relating thereto;

(d)           all Book Debts and all rights and claims against third parties and against any security in respect of such Book Debts (but not the proceeds of such Book Debts);

(e)           all debts and monetary claims (other than Book Debts) and all rights against third parties in respect of such debts and claims (but not the proceeds of such debts and claims);

(f)            all its Intellectual Property;

(g)           its goodwill and capital, including uncalled and called but unpaid capital;

(h)           any document, agreement, undertaking, right (including any rights or benefits under any licence or agency (or analogous) arrangement or agreement), guarantee, indemnity or Security Interest held by, or for the benefit of, any Chargor;

(i)            all Authorisations, including the benefit of all Authorisations, rights and agreements held by it in connection with its business or operations (including its Core Business) or the use of any of its assets;

(j)            its Records and all hardware, software and other means used to store and access those Records;

(k)           all insurance policies but not the proceeds from that insurance policy;

(l)            the interest of any Chargor in any partnership or joint venture;

(m)          the Nominated Account and any chose in action in respect of the Nominated Account;

(n)           if not effectively assigned by clause 2.5 (Security assignment), all its rights and interests in (and claims under) the Assigned Agreements;

(o)                                 all rights, property and undertaking to any council approvals, plans, specifications, environmental applications other contractual rights or arrangements which relate in any way to the Charged Property and the proposed development of the Charged Property; and

(p)                                 all interests in any of the property, assets or rights referred to above in clauses 2.3(a) to 2.3(o).

2.4                               Floating charge

The Charge is a floating charge over all the present and future interest of each Chargor in all assets not effectively charged by way of first fixed charge under clause 2.3 (Fixed Charges) or assigned under clause 2.5 (Security assignment).

2.5                               Security assignment

Following the occurrence of a Default and while it subsists, the Chargee may request that any Chargor assign to it (and the relevant Chargor will assign) all of its legal and beneficial right, title and interest in the Assigned Agreements as the Chargee specifies in writing to the relevant Chargor, provided that on payment or discharge in full of the Money Owing the Chargee will at the request and cost of that Chargor re-assign the assets assigned under this clause (on the basis that they are capable of being reassigned) to that Chargor (or as it will direct).

2.6                               Conversion of floating charge

If:

(a)                                  a Default has occurred; or

(b)                                 the Chargee is of the view that any legal process or execution is being enforced against any Floating Charge Asset or that any Floating Charge Asset is in danger of being seized or otherwise in jeopardy, the Chargee may, by notice to any Chargor, automatically and immediately crystallise and convert the floating charge created under this deed into a fixed charge as regards those assets which it specifies in the notice.

2.7                               Automatic conversion of floating charge

If:

(a)                                  a Declared Default has occurred; or

(b)                                 any Chargor creates (or purports to create) any Security Interest (except as permitted by the Facility Agreement or with the prior consent of the Chargee) on or over any Floating Charge Asset without the prior consent in writing of the Chargee; or

(c)                                  any third party levies or attempts to levy any distress, attachment, execution or other legal process against any Floating Charge Asset; or

(d)                                 the Commissioner of Taxation or its delegate or successor signs a notice which may affect any Floating Charge Asset:

(1)                                  under section 218 or section 255 of the Income Tax Assessment Act 1936 (Cth);

(2)                                  under sections 260-5 of the Taxation Administration Act 1953 (Cth); or

(3)                                  under any similar legislation; or

(e)                                  any creditor of a Chargor takes any action to have the proceeds of any Charged Receivable paid to the creditor under any statute or other law,

the floating charge created under this deed will automatically (without notice) and immediately crystallise and be converted into a fixed charge over the relevant Floating Charge Asset.

2.8                               Notice of conversion

(a)                                  Where an asset has become subject to a fixed charge under clause 2.6 or 2.7, the Chargee may release that asset from that fixed charge by notice to any Chargor.

(b)                                 When an asset is released from a fixed charge under clause 2.8(a), the asset will again be subject to the floating charge under clause 2.4 and the further operation of clauses 2.6 and 2.7.

2.9                               Nominated Account, insurance proceeds and Book Debts

(a)                                  The Chargee may require each Chargor to open and maintain a Nominated Account at a bank and branch approved by the Chargee (Nominated Bank) and:

(1)                                  nominated officers of the Chargee must be signatories to the Nominated Account; and

(2)                                  no withdrawals can be made from the Nominated Account without the signature of one of those officers.

(b)                                 If the floating charge created under clauses 2.1 and 2.4 crystallises under clause 2.6 and 2.7 in respect of any proceeds, each Chargor must immediately (and until notified otherwise by the Chargee) deposit in the Nominated Account any proceeds the Chargors receive in respect of the Charged Property or any Book Debt or other debt in respect of which the floating charge has crystallised.

(c)                                  Clause 2.9(b) does not apply to proceeds received from any workers’ compensation or public liability policy or reinstatement policy to the extent that the proceeds are paid to a person:

(1)                                  entitled to be compensated under the workers’ compensation or public liability policy; or

(2)                                  under a contract for the reinstatement of the Charged Property.

(d)                                 Each Chargor must give all notices and directions and execute all necessary documents as requested by the Chargee to ensure clauses 2.8(a) and (b) are complied with.

(e)                                  A power created under this clause 2.8 is not waived by any failure or delay in exercise, or by the partial exercise, of that power.

(f)                                    If a power arising under this clause 2.8 is waived, the fixed charge created by this deed in respect of the relevant Book Debt, other debt, insurance or other relevant asset continues to operate as a fixed charge.

(g)                                 Each Chargor must:

(1)                                  give notice to the Nominated Bank of the charge of the Nominated Account of the Chargor; and

(2)                                  use its best endeavours to obtain an acknowledgment from the Nominated Bank of that charge and the notice.

(h)                                 If requested by the Chargee, each Chargor must obtain an agreement from the Nominated Bank that:

(1)                                  it will not repay any money in the Nominated Account to the Chargor or any other person without the prior written consent of the Chargee;

(2)                                  it waives all rights of set-off and combination in respect of the Nominated Account of the Chargor;

(3)                                  it must not exercise an Encumbrance in respect of the Nominated Account of the Chargor; and

(4)                                  the agreement of the Nominated Bank must not be varied or terminated without the prior written consent of the Chargee.

3                                         Continuing security

The security created under this deed:

(a)                                  is a continuing security notwithstanding any intermediate payment or settlement of all or any part of the Money Owing or any other matter or thing;

(b)                                 is in addition to any other security or other right which the Chargee may now or after the date of this deed hold for any of the Money Owing;

(c)                                  will not be merged, nor in any way exclude, prejudice or be affected by any other security or other right which the Chargee may now or after the date of this deed hold for any of the Money Owing; and

(d)                                 may be enforced against the Chargor without first having recourse to any other rights of the Chargee.

4                                         Further assurance

4.1                               General

Each Chargor must, at its own expense and cost, promptly following request by the Chargee, execute such documents, deeds and other agreements and otherwise take whatever action the Chargee may require:

(a)                                  to perfect and/or protect the security created (or intended to be created) by this deed;

(b)                                 to facilitate the realisation or enforcement of such security;

(c)                                  to facilitate the exercise of any of the Chargee’s rights, powers or discretions under this deed;

(d)                                 to register this deed (other than provisionally) in accordance with Part 2K.2 of the Corporations Act;

(e)                                  to register or record this deed in such other places as the Chargee may at any time consider necessary or desirable to perfect this deed or to protect the rights of the Chargee under this deed;

(f)                                    to ensure that this deed is stamped for the proper amount in each state and territory of Australia in which this deed is required to be stamped;

(g)                                 to confer on the Chargee security over the Secured Property (in whatever jurisdiction situated) equivalent or similar to the security intended to be conferred by this deed;

(h)                                 to more satisfactorily secure to the Chargee the payment of the Money Owing; or

(i)                                     to enable the Chargee to better exercise its rights over the Secured Property,

including, without limitation, the execution of additional Security Interests (including legal mortgages), ancillary guarantees and other documents, the conversion of charges to assignments, equitable security to legal security, the execution of any transfer, conveyance, assignment or assurance whatsoever and the giving of all notices, orders, instructions and directions whatsoever.

4.2                               Corresponding provisions

Any security document required to be executed by a Chargor under clause 4.1 will be in form and substance satisfactory to the Chargee.

5                                         Negative pledge and disposal restrictions

No Chargor may:

(a)                                  create, agree to create or permit to subsist any Security Interest over all or any part of the Secured Property, other than a Permitted Security Interest;

(b)                                 sell, transfer, lease out, lend, dispose of or otherwise deal with all or any part of the Secured Property or the right to receive or to be paid the proceeds arising on the disposal of the same, or agree or attempt to do so; or

(c)                                  dispose of the equity of redemption in respect of all or any part of the Secured Property,

except as permitted by the Finance Documents or with the prior written consent of the Chargee.

6                                         Representations and warranties

6.1                               General representations and warranties

Each Chargor represents and warrants to the Chargee that:

(a)                                  (Real property)

(1)                                  Schedule 2 identifies all freehold and leasehold property legally or beneficially owned by it as at the date of this deed; and

(2)                                  there are no proceedings, actions or circumstances relating to any of that property which materially and adversely affect that property’s value, marketability or saleability or the ability to use that property for each of the purposes for which it is currently used;

(b)                                 (Other transaction documents) each representation and warranty provided by it under any Transaction Document is true and correct when made or repeated or deemed made or repeated;

(c)                                  (legal and beneficial owner) subject to the Permitted Security Interests,

(1)                                  it is the legal and beneficial owner of its Secured Property;

(2)           on it acquiring any property forming part of its Secured Property, it will be the legal and beneficial owner of that property,

and no person other than the Chargee holds or is entitled to hold an interest in its Secured Property;

(d)                                 (transferability) subject to the administration and insolvency provisions of the Corporations Act, its Mortgaged Property is transferable and directors of each Company do not have any power, under the constitution of each Company or any law or obligation by which it is or they are bound, to prevent its Mortgaged Property from being transferred to the Mortgagee or as it may direct pursuant to this document or to decline to register such a transfer;

(e)                                  (no further Shares) it does not have any interest in any Shares in a Company other than its Mortgaged Property;

(f)                                    (no escrow) its Mortgaged Property is not subject to any escrow or other conditions imposed by the Corporations Act or under the rules of any stock exchange;

(g)                                 (entire share capital) the Mortgaged Property constitutes the entire issued share capital of each Company other than as disclosed in the Group Structure Diagram;

(h)                                 (Shares fully paid) the Shares forming part of its Mortgaged Property are, or upon acquisition will be, fully paid; and

(i)                                     (no assignment of New Rights) no dividend, other New Right, right, power, authority, discretion or remedy in respect of any of its Mortgaged Property has been assigned or is subject to a Security Interest, or agreed to be assigned, to any person.

6.2                               Repetition of representations and warranties

The representations and warranties given under this deed:

(a)                                  survive the execution of each Finance Document; and

(b)                                 are repeated by each Chargor on each Drawdown Date and each day on which any amount is outstanding under the Finance Documents, with reference to the facts and circumstances subsisting at that date.

6.3                               Reliance on representations and warranties

Each Chargor acknowledges that the Chargee has entered into each Finance Document and has agreed to provide the Facility in reliance on the representations and warranties provided under this deed.

7                                         Undertakings

7.1                               Term of undertakings

Unless the Chargee otherwise agrees in writing, until:

(a)                                  the commitment of the Chargee under the Facility is cancelled;

(b)                                 the Money Owing is unconditionally repaid in full; and

(c)                                  each Security is discharged,

each Chargor must, at its own cost, comply with its obligations under this deed.

7.2                               General undertakings

(a)                                  (Finance Documents) Each Chargor must fully and punctually perform its obligations under the Finance Documents.

(b)                                 (Secured Property) Each Chargor must observe and perform all undertakings and stipulations from time to time affecting the Secured Property, make all payments, carry out all registrations or renewals and generally take all steps which are necessary to preserve, maintain and renew when necessary or desirable all the Secured Property.

(c)                                  (Maintenance and repair) Each Chargor must keep the Secured Property in good and substantial repair and in good working order (as applicable).

(d)                                 (Register) No Chargor may request or consent to the removal of:

(1)                                  any Present Shares from the register on which they are recorded or registered at the date of this document; or

(2)                                  any Acquired Shares from the register on which they are recorded or registered at the date on which that Share is mortgaged in accordance with clause 2.2,

without the Chargee’s consent.

(e)                                  (Shareholding) Each Chargor must notify the Chargee promptly of any change in the shareholding of its Company or in the capital contributions to its Company.

7.3                               Property undertakings

(a)                                  (Inspection and access) In addition to any access or inspection rights provided under any other Finance Document, each Chargor must allow, or obtain for the Chargee or any persons acting on the Chargee’s behalf, full access during normal business hours and on at least 1 Business Day’s notice to the Secured Property and any land or building:

(1)                                  occupied by the Chargor or its Subsidiaries; or

(2)                                  forming or containing part of the Secured Property,

and give reasonable assistance to them, subject to any tenant’s right of quiet enjoyment.

(b)                                 (Leases) Each Chargor must not grant any lease, tenancy, contractual licence or right in respect of the whole or any part of the Premises or otherwise part with possession of the whole or any part of the Premises, except as permitted by the Facility Agreement.

7.4                               Collection of Book Debts and other debts

Each Chargor must:

(a)                                  as agent for the Chargee, collect all Book Debts and other debts charged to the Chargee under this deed and pay the proceeds into the Nominated Account in accordance with clause 2.8; and

(b)                                 not charge, factor, discount or assign any of the Book Debts or other debts in favour of any other person, or purport to do so unless permitted by the Facility Agreement or with the prior written consent of the Chargee.

7.5                               Title documents

Each Chargor will promptly deposit with the Chargee (or as it will direct):

(a)                                  all deeds, certificates, registers and other documents of title relating to any of the Secured Property;

(b)                                 all Certificates in respect of its Present Shares;

(c)                                  all Transfers (in form and number satisfactory to the Chargee) in respect of its Present Shares, with the name of the transferee , the consideration and the date left blank;

(d)                                 all certificates, transfers and other documents or agreements evidencing title to the New Rights that are sufficient to transfer all of the Chargor’s interest in the New Rights to the Chargee or the Chargee’s nominee;

(e)                                  copies of all policies of insurance for the time being charged under this deed; and

(f)                                    all other documents relating to the Secured Property which the Chargee from time to time requires.

7.6                               Voting powers and proceeds

(a)                                  If a Default is not subsisting, a Chargor may do any of the following without the prior consent of the Chargee:

(1)                                  (voting powers) exercise any voting powers it has as holder of the Subsidiary Shares or Investments as it sees fit, provided that it does so prudently and does not otherwise cause or permit a breach of any of the Chargor’s other obligations under the Finance Documents; and

(2)                                  (proceeds) retain and use in the ordinary course of its business any proceeds of a Distribution (other than Exceptional Distributions).

(b)                                 If a Default subsists, the rights of a Chargor under clauses 7.6(a)(1) and 7.6(a)(2) immediately cease, and:

(1)                                  (voting powers) the Chargee is entitled to exercise all voting rights in respect of the Subsidiary Shares and the Investments to the exclusion of each Chargor; and

(2)                                  (proceeds) each Chargor must pay over amounts of any proceeds, or otherwise must ensure that any proceeds are paid directly to the Nominated Account.

(c)                                  Nothing in this clause 7.6 obliges the Chargee to vote or exercise other rights in relation to the Subsidiary Shares and the Investments or obtain any proceeds, and the Chargee will have no responsibility or liability for any losses arising due to the Chargee’s failure or delay in so acting.

7.7                               Registration on default

If:

(a)                                  a Declared Default occurs and while it subsists; and

(b)                                 the Chargee gives notice to a Chargor requiring it to do so,

each Chargor must do everything necessary to ensure that its Mortgaged Property is registered in the name of the Chargee or its nominee in accordance with any directions contained in that notice.

7.8                               Distributions and New Rights

(a)                                  Each Chargor must immediately notify the Chargee of any Distributions, New Rights or Investments acquired by or accruing to that Chargor, or to which that Chargor becomes entitled, after the date of this deed.

(b)                                 At the Chargor’s cost, exercise or take up all Distributions and New Rights (in each case, other than for any distribution or dividend under, and the proceeds of, or the disposal of, anything specified in the definition of Distributions).

(c)                                  Each Chargor must promptly after receipt deposit all Exceptional Distributions in the Nominated Account.

7.9                               Register

On the request of the Chargee, each Chargor must do all things necessary to effect (but otherwise not consent to, request or effect without the Chargee’s prior written consent):

(a)                                  a conversion of the title to any Subsidiary Shares or Investments as to being certificated or uncertificated; or

(b)                                 a change of register for any Subsidiary Shares or Investments (including to, from or within an electronic register system) from that on which they are recorded or registered at the date of this deed (or if later acquired, the date on which they are recorded or registered).

7.10                        Assigned agreements

Each Chargor will, upon the Chargee exercising its rights under clause 2.5 (Security assignment) or upon the occurrence of a Declared Default, give notice (in the form required by the Chargee, to the other parties to the Assigned Agreements that it has assigned its rights under the Assigned Agreements to the Chargee under this deed.

7.11                        Retention of documents

The Chargee may retain any document delivered to it under clause 7.5 (Title Documents) or otherwise until the security created by this deed is released and, if for any reason it ceases to hold any such document before that time, it may by notice to a Chargor require that the relevant document be redelivered to it and the Chargor will promptly comply (or procure compliance) with that notice.

8                                         Attorney

8.1                               Appointment

Following the occurrence of a Default and while that Default subsists, each Chargor irrevocably appoints the Chargee, each Authorised Representative of the Chargee and each Receiver under this deed as its Attorney. Each Attorney may act independently or together. Upon request by the Chargee, each Chargor must ratify anything an Attorney does under clause 8.2.

8.2                               Powers

An Attorney may:

(a)                                  do anything which a Chargor can lawfully authorise an attorney to do in connection with the Finance Documents, the Secured Property or which the Attorney believes is expedient to give effect to any of the Chargee’s rights or a Receiver’s rights (these things may be done in the Chargor’s or the Attorney’s name and they include signing and delivering deeds, selling, transferring or leasing the Secured Property, selling, transferring or surrendering any lease, lodging or withdrawing caveats, otherwise dealing with the Secured Property and starting, conducting and defending legal proceedings, and dealing with a licence);

(b)                                 delegate their powers (including this power) and revoke a delegation; and

(c)                                  exercise their powers even if this involves a conflict of duty or they have a personal interest in doing so.

8.3                               Acknowledgement

Each Chargor acknowledges that any person dealing with any Attorney or a person purporting to be an Attorney under this power, is:

(a)                                  entitled to rely on execution of any document by that person as conclusive evidence that:

(1)                                  the person holds the office set out in the power;

(2)                                  the power of attorney has come into effect;

(3)                                  the power of attorney has not been revoked; and

(4)                                  the right or power being exercised or being purported to be exercised is properly exercised and that the circumstances have arisen to authorise the exercise of that right and power; and

(b)                                 not required to make any enquiries in respect of any of the matters set out in clause 8.3(a).

9                                         Enforcement and powers of the Chargee

9.1                               Exercise of powers generally

The Chargee may exercise its powers under clause 9 (Enforcement and powers of the Chargee) and clause 10 (Status, powers, removal and remuneration of Receiver) at any time following a Default:

(a)                                  whether or not it has demanded payment of the Money Owing;

(b)                                 in the manner and at the times it wishes;

(c)                                  irrespective of any omission, neglect or delay; and

(d)                                 notwithstanding that any liability in respect of an instrument giving rise to the Money Owing has not matured.

9.2                               Termination of transactions and payment of prior security holders

On the occurrence of a Default, the Chargee may:

(a)                                  terminate or reverse any transaction or arrangement entered into by the Chargee at the express or implied request or with the express or implied consent of the Chargors;

(b)                                 enter into any transaction and make any payment to extinguish any actual or contingent liability incurred by the Chargee at the express or implied request or with the express or implied consent of the Chargors;

(c)                                  convert (directly or indirectly) the currency of any obligations of a Chargor to the Chargee to another currency;

(d)                                 on behalf of any Chargor, give receipts for and release, discharge or compromise any Charged Receivables;

(e)                                  pay any other creditor, encumbrancee, credit support beneficiary or holder of a security interest in respect of the Secured Property any amount required to discharge or purchase (with or without a transfer of its security) its debt; or

(f)                                    serve notice of the Chargee’s interest in each Receivable on the relevant Debtors in the form of Schedule 4 (or such other form as the Chargee determines) executed by the relevant Chargor (or the Chargee as attorney for the Chargor pursuant to clause 8 of this deed).

9.3                               The Chargee’s general powers on default

On the occurrence of a Default, the Chargee may, in addition to anything else the law allows the Chargee to do, exercise any of the rights and powers conferred by this deed on a Receiver (whether expressly or impliedly), including without limitation, those rights and powers set out or referred to in clause 10.6, each of which is to be interpreted as if the reference to a Receiver is a reference to the Chargee.

9.4                               Exercise of powers by agent

The Chargee may exercise its powers under this deed or general law by itself or through any agent.

9.5                               Fees charged by the agent

The fees charged by any agent in connection with the exercise by the Chargee of its powers under this deed must be paid by the Chargors.

10                                  Status, powers, removal and remuneration of Receiver

10.1                        Appointment of a Receiver

At any time after the occurrence of a Default, or if so requested by a Chargor, the Chargee may (notwithstanding the insolvency of a Chargor):

(a)                                  appoint any person (or persons) to be a Receiver (or Receivers) of all or any part of the Secured Property;

(b)                                 remove that Receiver or those Receivers;

(c)                                  if a Receiver is removed, retires or dies, appoint another or others in his or her place; and

(d)                                 in the case of removal or retirement of a Receiver, reappoint that person.

10.2                        More than one Receiver

If the Chargee appoints two or more persons to be the Receiver, the Chargee may appoint them to act jointly, severally or jointly and severally. If it is not specified in the instrument of appointment, the Receivers are appointed to act severally.

10.3                        Payment of Receiver

The Chargee may fix the remuneration of a Receiver at an amount agreed between the Chargee and the Receiver.

10.4                        Notice or lapse of time required

(a)                                  If notice or lapse of time is required under any statute before the Chargee can exercise its power of sale or any other rights available to it under this deed or by law, then that notice or lapse of time is dispensed with.

(b)                                 Clause 10.4(a) only applies if the relevant statute allows notice or lapse of time to be dispensed with.

(c)                                  If the relevant statute does not allow notice or lapse of time to be dispensed with, but allows it to be shortened, then for the purposes of this deed, the period of notice or lapse of time is one day.

10.5                        Receiver as agent

Each Receiver will be the agent of the Chargors which will be solely responsible for his acts or defaults, and for his remuneration and expenses, and be liable on any agreements or engagements made or entered into by him. The Chargee will not be responsible for any misconduct, negligence or default of a Receiver.

10.6                        Powers of Receiver

Subject to any express limitation of a Receiver’s powers in their terms of appointment, a Receiver may:

(a)                                  take possession of the Secured Property;

(b)                                 collect, get in and receive any rents and profits in respect of the Secured Property and, for that purpose, take any proceedings in the name of the Chargor or otherwise;

(c)                                  generally manage the Secured Property and manage or carry on, develop, reconstruct, amalgamate, diversify or concur in carrying on all or any part of the business of the Chargor;

(d)                                 make any arrangement or compromise or enter into or cancel any contracts;

(e)                                  raise or borrow money or incur any other liability on any terms, whether secured or unsecured, and whether to rank for payment in priority to this security or not;

(f)                                    sell, let or lease or concur in selling, letting or leasing, and vary the terms of, determine, surrender or accept surrenders of, leases or tenancies of, or grant options and licences over, or otherwise dispose of or deal with, all or any of the Secured Property, without being responsible for loss or damage. Any such sale, lease or disposition may be made for cash payable by instalments, loan stock, other debt obligations, shares or securities of another company, or other valuable consideration;

(g)                                 do anything which it considers would help improve the value of the Secured Property, obtain income or returns from it or make it saleable or more saleable (without limitation, a Receiver may improve or alter the Secured Property, acquire additional property in the name of the Chargor, reorganise or restructure the Chargor’s business or any process or procedure carried on by the Chargor, and undertake any marketing or publicity campaign);

(h)                                 build a new building or improvement and pull down, rebuild or alter a building or improvement on land which, or an interest in which, is part of the Secured Property;

(i)                                     establish subsidiaries to acquire interests in any of the Secured Property and/or arrange for those subsidiaries to trade or cease to trade and acquire any of the Secured Property on any terms and conditions, whether or not including payment by instalments, secured or unsecured;

(j)                                     make and effect all repairs, renewals and improvements to any of the Secured Property and maintain, renew, take out or increase insurances;

(k)                                  exercise all voting and other rights attaching to the Investments and stocks, shares and other securities owned by the Chargor and comprised in the Secured Property;

(l)                                     redeem any prior Security Interests on or relating to the Secured Property and settle and pass the accounts of the person entitled to those prior Security Interests, so that any accounts so settled and passed will (subject to any manifest error) be conclusive and binding on the Chargor and the money so paid will be deemed to be an expense properly incurred by the Receiver;

(m)                               appoint and discharge employees, officers, managers, agents, professionals and others for any of the purposes of this deed and/or to guard or protect the Secured Property upon terms as to remuneration or otherwise as he may think fit;

(n)                                 settle, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating to any of the Secured Property;

(o)                                 bring, prosecute, enforce, defend and discontinue all actions and proceedings or submit to arbitration in relation to all or any of the Secured Property;

(p)                                 sever and sell plant, machinery or other fixtures sold separately from the property to which they may be annexed;

(q)                                 implement or continue the development of (and obtain all consents required in connection therewith) and/or complete any buildings or structures on any real property comprised in the Secured Property;

(r)                                    purchase or acquire any land or any interest in or right over land;

(s)                                  make calls conditionally or unconditionally on the members of the Chargor in respect of uncalled capital;

(t)                                    make calls on beneficiaries to pay money owing to the Chargor;

(u)                                 exercise on behalf of the Chargor, and without the consent of or notice to the Chargor, all the powers conferred on a landlord or a tenant by any legislation from time to time in force in any relevant jurisdiction relating to rents or agriculture in respect of any part of the Premises;

(v)                                 do all other acts and things (including signing and executing all documents and deeds) as the Receiver considers to be incidental or conducive to any of the matters or powers in this clause 10.6, or otherwise incidental or conducive to the preservation, improvement or realisation of the Secured Property, and use the name of the Chargor for all such purposes;

(w)                               exercise any or all of the rights and powers given by law to mortgagees in possession, receivers or receivers and managers;

(x)                                   exercise any or all of the rights and powers of the Chargee under this deed and at law (other than the power to appoint Receivers); and

(y)                                 do anything else the law allows an owner or a receiver and manager of property and assets such as the Secured Property to do, including selling it,

and in each case may use the name of the Chargor and exercise the relevant power in any manner which he may think fit.

10.7                        Removal of Receiver

The Chargee may by notice remove from time to time any Receiver appointed by it and, whenever it may deem appropriate, appoint a new Receiver in the place of any Receiver whose appointment has terminated, for whatever reason.

10.8                        Several Receivers

If at any time there is more than one Receiver, each Receiver may separately exercise all of the powers conferred by this deed (unless the document appointing such Receiver states otherwise).

11                                  Application of moneys

11.1                        Order of application

All moneys received by the Chargee or any Receiver appointed under this deed will be applied in the following order:

(a)                                  in payment of the costs and losses incurred, and payments made, by the Chargee and/or any Receiver (including the payment of preferential debts);

(b)                                 in payment of remuneration to the Receiver at such market rates as may be agreed between the Receiver and the Chargee (acting reasonably) at or any time after the Receiver’s appointment;

(c)                                  in or towards satisfaction of the Money Owing in accordance with clauses 11.2 (Application against indebtedness); and

(d)                                 the surplus (if any) will be paid to the Chargor or other person entitled to it.

11.2                        Application against indebtedness

Any moneys received or realised by the Chargee from the Chargor or a Receiver under this deed may be applied by the Chargee to any item of account or liability or transaction forming part of the Money Owing to which they may be applicable in any order or manner which the Chargee may determine.

11.3                        Suspense account

Until the Money Owing is paid in full, the Chargee may place and keep (for such time as it will determine) any money received pursuant to this deed or on account of the Chargor’s liability in respect of the Money Owing in an interest bearing, separate suspense account (to the credit of either the Chargor or the Chargee as the Chargee will think fit) and the Receiver may retain the same for the period which it and the Chargee consider expedient without having any obligation to apply all or any part of that money in or towards discharge of the Money Owing.

12                                  Protection of third parties

12.1                        No obligation to enquire

No purchaser from, or other person dealing with, the Chargee or any Receiver (or their agents) will be obliged or concerned to enquire whether:

(a)                                  the right of the Chargee or any Receiver to exercise any of the powers conferred by this deed has arisen or become exercisable or as to the propriety or validity of the exercise or purported exercise of any such power; or

(b)                                 any of the Money Owing remains outstanding or be concerned with notice to the contrary and the title and position of such a purchaser or other person will not be impeachable by reference to any of those matters.

12.2                        Receipt conclusive

The receipt of the Chargee or any Receiver will be an absolute and a conclusive discharge to a purchaser, and will relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Chargee or any Receiver.

13                                  Protection of Chargee and Receiver

13.1                        No liability

Neither the Chargee nor any Receiver will be liable in respect of any of the Secured Property or for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers, unless caused by its or his gross negligence, wilful default or breach of any obligations under the Finance Documents.

13.2                        Possession of Secured Property

Without prejudice to clause 13.1 (No liability), if the Chargee or the Receiver enters into possession of the Secured Property, it will not be liable to account as mortgagee in possession and may at any time at its discretion go out of such possession.

13.3                        Liability of Chargor

The Chargor will be deemed to be a principal debtor and the sole, original and independent obligor for the Money Owing and the Secured Property will be deemed to be a principal security for the Money Owing. The liability of the Chargor under this deed and the charges contained in this deed will not be impaired by any forbearance, neglect, indulgence, extension of time, release, surrender or loss of securities, dealing, variation or arrangement by the Chargee, or by any other act, event or matter whatsoever whereby the liability of the Chargor (as a surety only) or the charges contained in this deed (as secondary or collateral charges only) would, but for this provision, have been discharged.

14                                  Costs and expenses

14.1                        Enforcement expenses

The Chargor will on demand pay to the Chargee and any Receiver the amount of all costs and expenses (including legal fees and other out-of-pocket expenses and any GST thereon) incurred by any of them in connection with the preservation, enforcement or attempted preservation or enforcement of any of their rights under any Finance Document (and any documents referred to in any Finance Document) or in respect of any of the Secured Property.

14.2                        Default interest

If not paid when due, the amounts payable under this clause 14 will carry interest compounded with monthly rests at the Default Rate (after as well as before judgment), from the date of demand and will form part of the Money Owing.

15                                  Cumulative powers and avoidance of payments

15.1                        Cumulative powers

The powers which this deed confers on the Chargee and any Receiver appointed under this deed are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the relevant person thinks appropriate. The Chargee or the Receiver may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever. The respective powers of the Chargee and the Receiver will in no circumstances be suspended, waived or otherwise prejudiced by anything other than an express consent or amendment.

15.2                        Amounts avoided

If any amount paid by the Chargor in respect of the Money Owing is capable of being avoided or set aside on the liquidation or administration of the Chargor or otherwise, then for the purposes of this deed that amount will not be considered to have been paid.

15.3                        Discharge conditional

Any settlement or discharge between the Chargor and the Chargee will be conditional upon no security or payment to the Chargee by the Chargor or any other person being avoided, set aside, ordered to be refunded or reduced by virtue of any provision or enactment relating to insolvency and accordingly (but without limiting the other rights of the Chargee under this deed) the Chargee will be entitled to recover from the Chargor the value which the Chargee has placed on that security or the amount of any such payment as if that settlement or discharge had not occurred.

16                                  Ruling off accounts

If the Chargee receives notice of any subsequent Security Interest or other interest affecting any of the Secured Property (except as permitted by the Facility Agreement) it may open a new account for the Chargor in its books. If it does not do so then (unless it gives express notice to the contrary to the Parent), as from the time it receives that notice, all payments made by the Chargor to it (in the absence of any express appropriation to the contrary) will be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Money Owing.

17                                  Delegation

The Chargee may delegate by power of attorney or in any other manner all or any of the powers, authorities and discretions which are for the time being exercisable by it under this deed to any person or persons upon such terms and conditions (including the power to sub-delegate) as it may think fit. The Chargee will not be liable or responsible to the Chargor or any other person for any losses arising from any act, default, omission or misconduct on the part of any delegate.

18                                  Redemption of prior charges

The Chargee may, at any time after a Declared Default has occurred, redeem any prior Security Interest on or relating to any of the Secured Property or procure the transfer of that Security Interest to itself, and may settle and pass the accounts of any person entitled to that prior Security Interest. Any account so settled and passed will (subject to any manifest error) be conclusive and binding on the Chargor. The Chargor will on demand pay to the Chargee all principal monies and interest and all losses incidental to any such redemption or transfer.

19                                  Prospective liabilities

19.1                        Priority amount

For the purpose of fixing priorities between this deed and any subsequent charge registered under the Corporations Act and for no other purpose, this deed secures a prospective liability up to a maximum amount of $50,000,000. This deed may also secure prospective liabilities in excess of this maximum amount.

19.2                        Extending priority amount

If the Money Owing exceeds the amount specified in the previous clause or in the Chargee’s opinion is likely to do so, the Chargee may, at any time or from time to time, vary the terms of this deed by increasing that specified amount by such amount as the Chargee considers appropriate. Upon presentation by the Chargee, the Chargor must sign a notice under section 268 of the Corporations Act in respect of the variation and the variation will take effect upon lodgement of that notice.

20                                  Miscellaneous

20.1                        No marshalling

The Chargee is not required to look to any other Security Interest before exercising any of its powers under this deed.

20.2                        Covenant to release

Once all the Money Owing has been paid in full and the Chargee does not have any contingent liability to advance further monies to, or incur liability on behalf of, the Chargor, the Chargee will, at the request and cost of the Chargor, take any action which may be necessary to release the Secured Property from the security constituted by this deed.

20.3                        Power to remedy

If the Chargor fails to comply with any of its obligations under a Finance Document and that failure is not remedied to the satisfaction of the Chargee within 14 days, it will allow (and irrevocably authorises) the Chargee or any person which the Chargee nominates to take any action on behalf of that Chargor which is necessary to ensure that those obligations are complied with.

20.4                        Notices

Any notice, demand, consent or other communication given or made under this deed must be given or made in accordance with clause 19.1 of the Facility Agreement.

20.5                        Governing law

(a)                                  This deed is governed by, and construed in accordance with, the laws of New South Wales.

(b)                                 The parties irrevocably submit to the non-exclusive jurisdiction of the courts of New South Wales.

(c)                                  The parties irrevocably waive any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

20.6                        Amendment

This deed may only be amended or varied in writing signed by the parties.

20.7                        Further assurance

The parties agree to do anything (including execute any document), and to ensure that their employees and agents do anything (including execute any agreement) reasonably required to give full effect to this deed.

20.8                        Counterparts

(a)                                  This deed may be executed in any number of counterparts.

(b)                                 All counterparts taken together will be deemed to constitute one instrument.

20.9                        Attorneys

Each attorney who executes this deed declares that the attorney has no notice of any revocation, suspension or variation of the power of attorney appointing that attorney.

21                                  Interpretation

21.1                        Definitions

Terms defined in the Facility Agreement have the same meaning when used in this deed (unless the context requires otherwise). The following definitions apply in this deed.

Acquired Shares means the Shares in a Company (other than Present Shares) to which the Chargor becomes legally or beneficially entitled at any time (whether or not those Shares are held for the Chargor by any other person).

Assigned Agreements means each Transaction Document (other than the Finance Documents).

Attorney means an attorney appointed under a Finance Document.

Book Debts means all book and other debts arising in the ordinary course of trading.

Certificate means a certificate or other document of title to or otherwise evidencing title to a Share.

Charge means the security created by this deed.

Charged Property means all of the present and future undertaking, assets and rights of the Chargor including all real and personal property, choses in action, goodwill, uncalled and called but unpaid capital but excluding the Mortgaged Property.

Charged Receivable means any actual or contingent debt or other monetary obligation arising in respect of a Receivable from time to time forming part of the Secured Property.

Company means each Subsidiary of Channell Bushman Pty Limited ABN 99 109 821 614 on the date of this deed, including:

(a)          Bushmans Group Pty Limited ABN 90 090 744 022;

(b)          Australian Bushman Tanks Pty Limited ABN 21 058 504 108;

(c)          Bushman Engineering Pty Limited ABN 49 074 185 461; and

(d)          Polyrib Tanks Pty Limited ABN 49 062 942 661.

Declared Default means a Default which has resulted in the Chargee exercising any of its rights under the Finance Documents.

Default has the meaning given to the term “Event of Default” in the Facility Agreement.

Default Rate means the rate at which default interest is payable under clause 6.1 (Default Interest) of the Facility Agreement.

Distribution means all dividends, distributions and other income paid or payable on an Investment or Subsidiary Share, together with all shares or other property derived from that Investment or Subsidiary Share and all other allotments, accretions, rights, benefits and advantages of all kinds accruing, offered or otherwise derived from or incidental to that Investment or Subsidiary Share (whether by way of conversion, redemption, bonus, preference, option or otherwise).

Exceptional Distribution means a Distribution of the following kind:

(a)                                  a reduction of capital;

(b)                                 a buy-back of shares under a buy-back scheme or otherwise; or

(c)                                  any Distribution under a scheme of arrangement.

Facility Agreement means the facility agreement dated on or about the date of this deed between, amongst others, the Chargee and the Chargor.

Floating Charge Asset means an asset charged under clause 2.4 (Floating Charge).

Investment means any share, unit, stock, debenture, loan stock, security, interest in any investment fund and any other comparable investment (whether or not marketable) whether owned directly by, or to the order of, a Chargor or by any trustee, fiduciary or clearance system on its behalf (including, unless the context otherwise requires, the Subsidiary Shares).

Money Owing means the aggregate of:

(a)                                  the Principal Outstanding;

(b)                                 all other debts and monetary liabilities of the Obligors, under or in connection with the Finance Documents and in any capacity,

irrespective of whether the debts or liabilities:

(c)                                  are present or future;

(d)                                 are actual, prospective, contingent or otherwise;

(e)                                  are at any time ascertained or unascertained;

(f)                                    are owed or incurred by or on account of an Obligor alone, or severally or jointly with any other person;

(g)                                 are owed to or incurred for the account of the Chargee alone, or severally or jointly with any other person;

(h)                                 are owed to any other person as agent (whether disclosed or not) for or on behalf of the Chargee;

(i)                                     are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

(j)                                     are owed to or incurred for the account of the Chargee directly or as a result of:

(1)                                  the assignment or transfer to the Chargee of any debt or liability of an Obligor (whether by way of assignment, transfer or otherwise); or

(2)                                  any other dealing with any such debt or liability;

(k)                                  are owed to or incurred for the account of the Chargee before the date of this deed or before the date of any assignment of this deed to the Chargee by any other person or otherwise; or

(l)                                     comprise any combination of the above.

Mortgaged Property means, in respect of a Chargor, all the Chargor’s present and future interest in, to, under or derived from all its:

(a)          Present Shares;

(b)          Acquired Shares; and

(c)          New Rights.

New Rights means, in respect of the Chargor, a present or future right of the Chargor:

(a)                                  to or in any money, dividend, interest, offer, bonus, option, Share, unit of a Share, debenture, debenture stock, bond, note or any security, or any entitlement to subscribe for any of them;

(b)                                 resulting from any substitution, conversion, redemption, forfeiture, cancellation, reclassification, consolidation or subdivision; or

(c)                                  resulting from a reduction of capital, liquidation or scheme of arrangement,

in connection with the Mortgaged Property.

Nominated Account means the bank account opened by the Chargor in accordance with clause 2.9.

Premises means all freehold and leasehold property from time to time owned by the Chargor or in which the Chargor is otherwise interested, including the property, if any, specified in Schedule 1.

Present Shares means, in respect of the Chargor, the Shares in a Company specified in Schedule 3.

Receiver means a receiver or receiver and manager appointed under this deed. If two or more persons are appointed, the expression “Receiver” refers to each of those persons severally as well as to two or more of them jointly.

Records means all information and documentation which relates in any way to a specified person’s business or operations or any transaction or arrangement entered into by the person, whether the information is recorded electronically, magnetically or otherwise.

Secured Property means the Charged Property and the Mortgaged Property.

Share means a share or stock in the capital of a Company.

Subsidiary Shares means all:

(a)                                  “marketable securities” (as defined in the Corporations Act); and

(b)                                 units (whatever called) in a trust estate which represent a legal or beneficial interest in any income or assets of that trust estate,

owned by a Chargor (if any).

Transfer means, in respect of a Share, an executed document of transfer sufficient to transfer all the legal and beneficial ownership of that Share to the Chargee or its nominee.

21.2                        Incorporation of facility terms

Clauses 20.1, 20.2, 20.3 and 20.4 of the Facility Agreement are incorporated in this deed and apply as between the Chargor and the Chargee under this deed as they apply between the Chargor (as borrower) (or an Obligor, as the case may be) and the Chargee (as lender) under the Facility Agreement.

21.3                        Chargee’s limitation of liability

(a)                                  The Chargee enters into this deed solely in its capacity as custodian of the Causeway Australasian Private Debt Opportunities Fund (Fund) and it will undertake all covenants, terms and conditions on its part to be observed or performed solely in that capacity. No debt, duty, liability or obligation arising under this deed will accrue to, or be enforceable against, the Chargee in its personal capacity. The Chargee ceases to have any obligations and liabilities under this deed if the Chargee ceases for any reason to be custodian of the Fund.

(b)                                 The Chargee is not required to satisfy any liability arising under or in respect of this deed out of any funds, property or assets other than to the extent to which it is entitled to and does actually obtain an indemnity from the responsible entity of the Fund. However, this does not apply to the extent that the Chargee’s right to be indemnified by the responsible entity of the Fund has been reduced by reason of fraud, negligence or breach by the Chargee in the performance of the Chargee’s duties as custodian of the Fund.

(c)                                  If any party to this deed other than the Chargee does not recover all money owing to it in under this deed it may not seek to recover the shortfall by bringing proceedings against the Chargee in its personal capacity or applying to have the Chargee wound up or proving in the winding up of the Chargee.

(d)                                 The Chargee is not obliged to do or refrain from doing anything under this deed (including incurring any liability) unless its liability is limited in the same manner as set out in this clause.

21.4                      McLaughlins Financial Services Limited limitation of liability

(a)                                  Each party acknowledges that McLaughlins Financial Services Limited ABN 65 088 647 796 (MFS) enters into this document and each Finance Document (through its agent Australian Executor Trustees Limited) and incurs the obligations in them (Obligations) solely in its capacity as responsible entity of the Causeway Australasian Private Debt Opportunities Fund ARSN 125 168 587 and in no other capacity.

(b)                                 A liability of MFS arising under or in connection with this document and any Finance Document is limited to and can be enforced against MFS only to the extent to which it can be satisfied out of any property of the Causeway Australasian Private Debt Opportunities Fund out of which MFS is actually indemnified for the liability. Subject to this clause this limitation of MFS’s liability applies despite any other provision of this document and any Finance Document and extends to all liabilities and obligations of MFS in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this document and any Finance Document.

(c)                                  Subject to clause 21.4(d), the other parties to this deed and any Finance Document may not sue MFS in any capacity other than as the responsible entity for the Causeway Australasian Private Debt Opportunities Fund, including seeking the appointment of a receiver (except in relation to property of the Causeway Australasian Private Debt Opportunities Fund), a liquidator, an administrator or any similar person to MFS or prove in any liquidation, administration or arrangement of or affecting MFS (except in relation to property of the Causeway Australasian Private Debt Opportunities Fund).

(d)                                 The provisions of clauses 21.4(b) and (c) shall not apply:

(1)                                  in the case of and to the extent of fraud, gross negligence or breach of trust on the part of MFS; or

(2)                                  to any obligation or liability of MFS to the extent that it is not satisfied because under a security or by operation of law there is a reduction in the extent of MFS’s indemnification out of the assets of the Causeway Australasian Private Debt Opportunities Fund, as a result of MFS’s own fraud, gross negligence or breach of trust.

(e)                                  No Attorney, agent or Receiver appointed in accordance with this document or any other Finance Document has authority to act on behalf of MFS in a way which exposes MFS to any personal liability and no act or omission of any such person will be considered fraud, negligence or breach of trust of MFS for the purposes of this clause.

(f)                                    Except to the extent that MFS’s right of indemnity out of the assets of the Causeway Australasian Private Debt Opportunities Fund is limited, restricted or lost by reason of fraud, gross negligence or breach of trust, the parties to this document and any Finance Document waive their rights and release MFS from any personal liability whatsoever, in respect of any loss or damage:

(1)                                  which it may suffer as a result of any:

(A)                              breach by MFS of its duties under this document or any Finance Document; or

(B)                                non-performance by MFS of the Obligations; and

(2)                                  which cannot be paid or satisfied out of the assets out of which MFS is entitled to be indemnified in respect of any liability incurred by it as responsible entity of the Causeway Australasian Private Debt Opportunities Fund.

(g)                                 MFS is not obliged to do or refrain from doing anything under this deed or any Finance Document (including incur any liability) unless MFS’s liability is limited in the same manner as set out in this clause.

Schedule 1      Chargors

Name	Address	ABN/ACN (if applicable)
Channell Bushman Pty Limited	3 Healey Circuit, Huntingwood, NSW, 2148	ABN 99 109 821 614
Bushmans Group Pty Limited	3 Healey Circuit, Huntingwood, NSW, 2148	ABN 90 090 744 022
Australian Bushman Tanks Pty Limited	3 Healey Circuit, Huntingwood, NSW, 2148	ABN 21 058 504 108
Bushmans Engineering Pty Limited	3 Healey Circuit, Huntingwood, NSW, 2148	ABN 49 074 185 461
Polyrib Tanks Pty Limited	3 Healey Circuit, Huntingwood, NSW, 2148	ABN 49 062 942 661

Schedule 2      Details of Properties

Freehold Land

Chargor	Address	Title Reference:

Leasehold Land

Chargor	Address or description	Title Reference(s):
Bushmans Group Pty Limited ABN 90 090 744 022	Trade Court Dalby - Factory	17761035
	(Lot 6 on Crown Plan D9145 Aubigny Dalby,	50338207 50205062
	Lot 2 on Survey Plan 137171 Aubigny Dalby and
	Lot 4 on Survey Plan 104602 Aubigny Dalby)
	Cooper Street Dalby - Engineering Works	17761037
	(Lot 9 on Crown Plan AG 4145 Aubigny Dalby)
	Cooper Street Dalby - Office	17761036
	(Lot 12 on Crown Plan AG 4044 Aubigny Dalby)
	Cobden Road Terang Victoria	Volume 10271 Folio 492
	(Lot 2 on Plan PS 348656E and Lot 1 on Plan PS 730631P)	Volume 3914 Folio 791
	Lot 65 Fisher Drive (Cnr Jonal Drive), Cavan Estate SA	Volume 5486 Folio 812
	(Lot 65 Cavan Estate SA, Encumbrances Agreements Nod 6698652 & 6951947 and Mortgage No. 8304941)
	Lots 63 & 66 CB Fisher Drive Cavan Estate SA	Volume 5486 Folio 811 Volume 5486 Folio 813
	(Lot 63 & 66 Cavan Estate SA, Encumbrances Agreements Nod 6698652 & 6951947)
	18 Colliers Ave Orange NSW	3180176
	(Lot 1 on DP 1014496 Wellington Orange and Lot 8 on DP 1012206 Wellington Orange)
	Unit 2, 29 Industrial Ave Wacol Brisbane 4076	50121780
	(Lot 621 on SL6424 Stanley Oxley)

Schedule 3      Present Shares

Chargor	Name of Company	Number of Shares	Share Certificate No.	Class
Channell Bushman Pty Limited ABN 99 109 821 614	Bushmans Group Pty Limited ABN 90 090 744 022	100	8	Ordinary

	Australian Bushman Tanks Pty Limited ABN 21 058 504 108	1	15	D
		100	14	Ordinary

	Bushmans Engineering Pty Limited ABN 49 074 185 461	1	12	A
		5883	11	Ordinary

	Polyrib Tanks Pty Limited ABN 49 062 942 661	1	8	MGT
		100	7	Ordinary

Schedule 4                                    Notice to Debtor

To:          [Insert name and address of Debtors]

Notice of Security over Receivables Documents

We refer to the [insert description of document(s)] between you and [insert relevant Chargor] entitled [       ] and dated [          ] and the [insert description of any securities, guarantees or other collateral documents] (Documents).

We notify you that:

1                                          By a Charge dated [             ] between ourselves and Australian Executor Trustees Limited ABN 84 007 869 794 as custodian for the Causeway Australasian Private Debt Opportunities Fund (Chargee) we have charged to the Chargee all of our interest in and rights under the Documents (including, without limitation, all money payable to us under the Documents). However, the Chargee will not in any circumstances be obliged to perform our obligations under the Documents or be liable for our failure to perform those obligations properly.

2                                          You must pay all amounts payable by you to us under the Documents as the Chargee directs from time to time. Until you receive a direction from the Chargee you must pay all those amounts to account number [     ].

3                                          All variations to and waivers for breaches of the Documents must be approved by the Chargee.

4                                          We cannot revoke or vary this notice in whole or in part except with the written consent of the Chargee.

Signing page

Executed as a deed

Executed by Channell Bushman Pty Limited ABN 99 109 821 614 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	)
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/s/ George Apostolidis		/s/ Amarjeet Kulkarni
Signature of Director		Signature of ~~Director~~/Secretary

George Apostolidis		Amarjeet Kulkarni
Print name of Director		Print name of ~~Director~~/Secretary

Executed by Bushmans Group Pty Limited ABN 90 090 744 022 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	)
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/s/ George Apostolidis		/s/ Amarjeet Kulkarni
Signature of Director		Signature of ~~Director~~/Secretary

George Apostolidis		Amarjeet Kulkarni
Print name of Director		Print name of ~~Director~~/Secretary

Executed by Australian Bushman Tanks Pty Limited ABN 21 058 504 108 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) ) ) )

/s/ George Apostolidis		/s/ Amarjeet Kulkarni
Signature of Director		Signature of ~~Director~~/Secretary

George Apostolidis	Amarjeet Kulkarni
Print name of Director	Print name of ~~Director~~/Secretary

Executed by Bushmans Engineering Pty Limited ABN 49 074 185 461 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	)
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)
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/s/ George Apostolidis		/s/ Amarjeet Kulkarni
Signature of Director		Signature of ~~Director~~/Secretary

George Apostolidis		Amarjeet Kulkarni
Print name of Director		Print name of ~~Director/~~Secretary

Executed by Polyrib Tanks Pty Limited ABN 49 062 942 661 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	)
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/s/ George Apostolidis		/s/ Amarjeet Kulkarni
Signature of Director		Signature of ~~Director~~/Secretary

George Apostolidis		Amarjeet Kulkarni
Print name of Director		Print name of ~~Director~~/Secretary

Signed for and on behalf of Australian Executor Trustees Limited ABN 84 007 869 794 as custodian for the Causeway Australasian Private Debt Opportunities Fund ARSN 125 168 587 by                     and                        its                       attorneys under a Power of

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Attorney Registered No. Book and the Attorneys declare that the Attorneys have not received notice of the revocation of such Power of Attorney in the presence of:	)
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Signature of Witness		Signature of Attorney

Print name of Witness		Signature of Attorney

THE COMMON SEAL OF AUSTRALIAN EXECUTOR TRUSTEES LIMITED A.C.N. 007 869 794 was hereunto affixed with the authority of	)	/s/ Stuart Alexander Howard
	)	Stuart Alexander Howard
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	)	/s/ Philip John Walter Joseph
Authorised Signatories
[ SEAL ]		Philip John Walter Joseph